Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-259971 on Form S-3, and No. 333-251192, No. 333-251193, No. 333-218869, No. 333-193014, and No. 333-274809 on Form S-8 of BGSF, Inc., of our reports dated March 14, 2025, relating to the consolidated financial statements, and the effectiveness of BGSF, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of BGSF, Inc. for the fiscal year ended December 29, 2024.

/s/ Whitley Penn LLP

Plano, Texas
March 14, 2025